Exhibit 99.1

Joint Filer Information

Name:                       445327 Ontario Limited

Address:                    14875 Bayview Avenue, R.R.#2, Aurora, Ontario Canada
                            L4G 3G8

Designated Filer:           Stronach Trust

Issuer & Ticker Symbol:     Magna Entertainment Corp. (MECA)

Date of Event Requiring
Statement:                  9/16/04

Designated Signatory:       Stronach Trust

Name:                       Frank Stronach

Address:                    Badener Strasse 12, Oberwaltersdorf, Austria 2522

Designated Filer:           Stronach Trust

Issuer & Ticker Symbol:     Magna Entertainment Corp. (MECA)

Date of Event Requiring
Statement:                  9/16/04

Relationship of Reporting
Person to Issuer:           Director, Officer (Chairman) and 10% Stockholder

Designated Signatory:       Stronach Trust